Exhibit 99.2

0 Third Quarter 2015 Supplemental Information November 4, 2015

1 1 Safe Harbor Notice This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in Agency CRT securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to grow our residential mortgage credit business; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

2 2 3Q15 Financial Overview (1)"Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses and inclusive of dollar roll income (a component of net gains and losses on trading assets). (2)Excludes the estimated premium amortization adjustment due to changes in long-term CPR estimates. (3)For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company. (4)Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of Investment Securities divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. (5)The ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives). (6)Interest earning assets reflects the average amortized cost of our investments during the period. (7)Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest-earning assets plus average outstanding TBA derivative balances. (8)Investment Securities consist of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and non-Agency mortgage-backed securities. (9)Represents credit risk transfer securities, non-Agency mortgage-backed securities, commercial real estate debt investments and preferred equity investments, investments in commercial real estate , corporate debt and loans held for investment, net of financing; excludes loans held for sale. GAAP net loss of ($627.5) million, or ($0.68) loss per average common share, resulting in an annualized GAAP loss on average equity of (20.18%) Core earnings(1) of $217.6 million, or $0.21 per average common share, generating an annualized core return on average equity of 7.00% Normalized(2) core earnings of $300.7 million, or $0.30 per average common share, generating an annualized normalized core return on average equity of 9.67% Declared a $0.30 dividend per common share Common stock book value per share of $11.99 End of period total debt to equity of 4.8x(3); economic leverage ratio of 5.8x(4) End of period capital ratio of 13.7%(5) Weighted average days to maturity on repurchase agreements of 147 days ▪Average yield on interest earning assets(6) of 2.41% and net interest spread of 0.76% during the quarter; net interest margin(7) of 1.24% Normalized average yield on interest earning assets of 2.86% and normalized net interest spread of 1.21% during the quarter; normalized net interest margin of 1.62% End of period Investment Securities(8) of $67.0 billion Total credit portfolio(9) represents 18% of stockholders’ equity Income Statement Balance Sheet Portfolio Unaudited

Strategy Overview

Unaudited

Portfolio Positioning

- During the third quarter of 2015, leverage remained relatively unchanged as we reinvested existing portfolio paydowns into Agency mortgage-backed securities ("Agency MBS") and diversified into an additional $600 million in residential mortgage credit investments
- Agency MBS and residential credit spreads widened during the third quarter, suggesting low leverage investment approach was prudent. Passage of macroeconomic risk events, such as the initial Federal Reserve rate hike, may provide opportunity to add assets
- 18% of stockholders' equity invested in commercial and residential credit assets at the end of Q3[(1)]

Market Opportunities

- Expected levered return on equity of 9% to 12% on purchase of Agency MBS in current market environment
- Dollar roll financing rates continued to moderate during the quarter as banks were less willing to finance rolls ahead of a potential Federal Reserve interest rate hike. Despite declines in roll specialness, TBAs remain attractive due to low absolute levels of financing
- We see opportunities across a broad spectrum of residential credit assets, which continue to look fundamentally sound, offer attractive returns, and help us better manage interest rate cycles. Expected levered return on equity of 10% to 12% in new residential credit investments
- Volatility in CMBS markets is creating some attractive opportunities in commercial credit. Expected levered return on equity of 8% to 10% in new commercial debt investments

Liability and Interest Rate Management

- Maintain current relatively conservative portfolio leverage in anticipation of taking advantage of future market opportunities that may arise
- Focus on longer term and product-specific funding agreements to manage short term interest rate uncertainty and overall firm liquidity
- Selectively utilize derivatives to hedge against higher interest rates and spikes in volatility

(1) Excludes loans held for sale.

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4 4 Interest Rate Market Performance Source: Bloomberg Medium and long-dated Treasury yields declined during the quarter as global economic uncertainty led to a risk-off trading tone Global risk assets underperformed sharply following rising doubts over strength of Chinese and related emerging market economies Inflation data in developed market economies continued to disappoint, suggesting additional central bank easing is possible Swap spreads declined sharply across tenors to post crisis lows driven by foreign central banks’ Treasury sales, strong corporate bond issuance, and increased regulation September FOMC meeting decision to not raise rates surprised many market participants Fed continues to signal intent to hike in 2015, despite weaker U.S. economic data and central bank easing globally, leaving market with uncertainty over near-term monetary policy outlook 0 20 40 60 80 100 120 140 160 180 200 03/13/15 05/13/15 07/13/15 09/13/15bps Fed Funds Futures Dec. '15 and Jun. '17 Contracts Dec-15 Jun-17End Q3 2015 One Rate Hike

5 5 MBS Market Performance Source: Barclays, Annaly calculations * MBS relative performance vs. swaps reflects cumulative price performance of a MBS position hedged with a combination of 2-yr, 5-yr and 10-yr interest rate swaps on June 30, 2015. Calculations are based on Credit Suisse model MBS partial duration profile. Cumulative performance does not include net coupon earnings and assumes no rebalancing of swap hedges. MBS spreads widened during the quarter, particularly in the month of September Current level of spreads make MBS look attractive, but spreads are at widest level of the past year given uncertainties about refinancing activity, supply/demand outlook, attractiveness of carry going forward Delay in Fed hike is a marginal positive for MBS basis, as Fed now expected to continue reinvestments well into 2017, in turn cleansing an increasingly heterogeneous TBA collateral Given tightening in swap spreads, Libor spread measures underperformed Treasury spreads, which could reverse should swap spreads begin to widen We remain cautious, yet not overly pessimistic Continue to trade the market opportunistically, gravitating into sectors where we see relative value Passage of near-term risk events may provide a good entry point to add MBS -10 -5 0 5 10 15 20 25 30 3.0 3.5 4.0 2.5 3.0 30-year 15-yearbps Q3 2015 Change in Fannie Mae MBS Spreads Treasury OAS Libor OAS

6 6 Enhanced Financial Disclosures Normalized Core EPS Excludes Estimated Premium Amortization Adjustment (“PAA”) Amortization Credit Businesses Disclosing normalized Core EPS and the estimated long-term CPR offers greater transparency and visibility in forecasting earnings power Enhanced disclosure to include detail on the sector composition of the residential credit portfolio New disclosure around the geographic concentration of the commercial real estate (debt and equity) portfolios

7 7 Residential Credit Portfolio Overview Portfolio Composition (Market Value) (1) Low correlation profile to Agency book Spread attractive relative to alternative credit products Helps better manage interest rate cycles Given the combination of floating-rate coupons and discounted securities, low sensitivity to interest rate volatility (1)Data as of September 30, 2015. (2)Legacy RMBS defined as pre-2009 origination. Housing has stabilized and demonstrates balanced dynamics: low inventories price/income ratios high home affordability long term home ownership Lack of new supply in legacy sector Throughout the third quarter, the resi credit portfolio has grown to ~$821M We have focused on our target sectors (CRT, NPL/RPL, RMBS 2.0, and Legacy) within the securitization market Position the portfolio in high carry assets as cash flows should drive returns going forward Approximate

8 8 Residential Credit Portfolio Composition (1)Data as of September 30, 2015. Residential credit portfolio is diversified across product and issuer types Natural hedge to the fixed Agency MBS portfolio – WA duration of the portfolio is 1.7yrs Approximately 12% of the portfolio is AAA; 25% is above investment grade rated Unlevered portfolio yield of 4.50% The group utilizes street repo leverage (Legacy, NPL/RPL and CRT) and FHLB financing on the Jumbo 2.0 sector to generate low to mid teens double digit levered returns As of September 30, 2015, the residential credit portfolio value was $821M Sector Type Coupon Type Duration

Annaly Commercial Real Estate Group Portfolio Data as of September 30, 2015. Note: Percentages based on economic interest (1) Includes loans held for sale. Economic interest of $1.4 Billion with a levered return of 9.4% excluding loans held for sale at September 30, 2015. (2) Other includes 38 states, none of which represent more than 5% of total portfolio value.   Providing debt capital at higher leverage points in the capital structure on real estate with growth potential. Selectively acquire stabilized property with durable income characteristics   Maximize returns through creative financing strategies utilizing syndication relationships, credit facilities and structural leverage   Focus on top tier sponsors, operating in good markets with rational business plans and loan structures that mitigate risk $1.9 billion Asset Type Sector Type Geographic Concentration(2) Total Economic Interest: $1.87 Billion Levered Return 7.6%(1) Preferred Equity 6% Industrial 4% Mezzanine 30% B-Ouece /cN/bS 18% Equity 9% First Mortgages 34% Other 6% 36% 40% NY TX 6% FL 5% CA 13% Hotel 7% Retail 12% Multifamily 54%

10 10 Last Five Quarters Financial Performance Unaudited Normalized Core EPS Annualized Normalized Core Return on Equity Normalized Average Yield on Interest Earning Assets Capital Ratio 15.0% 15.1% 14.1% 14.2% 13.7% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 3Q14 4Q14 1Q15 2Q15 3Q15 $0.33 $0.33 $0.34 $0.33 $0.30 $0.10 $0.20 $0.30 $0.40 $0.50 3Q14 4Q14 1Q15 2Q15 3Q1510.08% 10.00% 10.34% 10.31% 9.67% 6.50% 8.50% 10.50% 12.50% 14.50% 3Q14 4Q14 1Q15 2Q15 3Q15 3.11% 3.13% 2.89% 2.82% 2.86% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 3Q14 4Q14 1Q15 2Q15 3Q15

11 11 Summary Balance Sheet and Applicable Information Unaudited, numbers in thousands except per share amounts (1)Includes assets of consolidated VIEs and loans held for sale. (2)Commercial investment portfolio consists of loans held for sale, commercial real estate debt and preferred equity, investments in commercial real estate and corporate debt. (3)Consists of common stock, additional paid-in capital, accumulated other comprehensive income (loss) and accumulated deficit.

12 12 Summary Income Statement and Applicable Information Unaudited, dollars in thousands except per share amounts (1)Includes interest expense on interest rate swaps used to hedge cost of funds. Excludes interest expense on interest rate swaps used to hedge TBA dollar roll.

13 13 Components of Economic Net Interest Income Unaudited, dollars in thousands (1)Included within realized losses on interest rate swaps. Excludes interest expense on interest rate swaps used to hedge TBA dollar roll.

14 14 Change in Normalized Net Interest Margin Unaudited Change from 2Q15 to 3Q15 Note: Graph shows relative changes in contribution from 2Q15 to 3Q15. For example, TBA dollar roll income increased normalized net interest margin by 0.02% more in 3Q15 versus 2Q15. (1)Represents economic interest expense and interest expense on swaps used to hedge dollar roll transactions. 1.62% 1.67% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2Q15 Normalized net interest margin Coupon on average interest-earning assets TBA dollar roll income Net normalized amortization of premiums Economic interest expense and other swaps expense(1) 3Q15 Normalized net interest margin (0.02%) (0.11%) 0.02% 0.06%

15 15 Change in Normalized Net Interest Spread Unaudited Change from 2Q15 to 3Q15 Note: Graph shows relative changes in contribution from 2Q15 to 3Q15. For example, coupon on average interest-earning assets increased normalized net interest spread by 0.06% more in 3Q15 versus 2Q15. (1)Includes interest expense on interest rate swaps used to hedge cost of funds. 1.21% 1.23% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2Q15 Normalized net interest spread Coupon on average interest earning assets Net normalized amortization of premiums Average cost of interest bearing liabilities(1) 3Q15 Normalized net interest spread 0.06% (0.06%) (0.02%)

16 16 Reconciliation to Core Earnings and Normalized Core Earnings Unaudited, dollars in thousands Reconciliation of 3Q15 GAAP Net Income to Core Earnings and Normalized Core Earnings (1) Represents a component of Net gains (losses) on trading assets. $217,601 $300,737 ($627,491) -$800,000 -$600,000 -$400,000 -$200,000 $0 $200,000 $400,000 $600,000 GAAP net income Unrealized (gains) / losses on interest rate swaps Net unrealized (gains) losses on financial instruments measured at fair value through earnings Net (gains) / losses on disposal of investments Loss attributable to non- controlling interests Net (gains) / losses on trading assets Add back: TBA Dollar Roll Income(1) Core earnings Premium amortization adjustment Normalized core earnings ($108,175) $197 $822,585 $7,943 $83,136 $24,501 $98,041

17 17 Change in Annualized GAAP Return on Average Equity Unaudited Change from 2Q15 to 3Q15 Note: Graph shows relative changes in contribution from 2Q15 to 3Q15. For example, coupon income increased annualized ROE by 0.35% more in 3Q15 versus 2Q15. (1)Other includes investment advisory income, dividend income from affiliates, other income (loss), general and administrative expenses, and income taxes. (2)Represents economic interest expense and interest expense on swaps used to hedge dollar roll transactions. (20.18%) 28.00% (40.0%) (30.0%) (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 2Q15 GAAP ROE Realized / unrealized (gains) / losses on inv. and trading assets Impairment of goodwill Coupon income Other(1) Economic interest expense and other swaps expense(2) Net amortization of premiums and accretion of discounts Unrealized (gains) / losses on interest rate swaps 3Q15 GAAP ROE (0.75%) (0.28%) 0.35% 0.71% 5.32% 5.32% (48.25%) (5.28%)

18 18 Change in Annualized Normalized Core Return on Average Equity Unaudited Change from 2Q15 to 3Q15 Note: Graph shows relative changes in contribution from 2Q15 to 3Q15. For example, TBA dollar roll income increased annualized core ROE by 0.17% more in 3Q15 versus 2Q15. (1) Other includes investment advisory income, dividend income from affiliates, other income (loss) excluding non-recurring gains or losses, general and administrative expenses, and income taxes. 9.67% 10.31% 0.00% 4.00% 8.00% 12.00% 16.00% 2Q15 Normalized Core ROE Coupon income TBA dollar roll income Net normalized amortization of premiums and accretion of discounts Other(1) Economic interest expense and other swaps expense 3Q15 Normalized Core ROE 0.17% (0.76%) (0.28%) (0.13%) 0.36%

19 19 Investment Securities Portfolio Net Premium and Discount Balance and Constant Prepayment Rate Unaudited, dollars in thousands $5,487,733 $5,349,150 $4,677,033 $4,822,332 $4,827,791 41.86% 40.13% 35.65% 38.30% 39.32% 9% 8% 9% 12% 12% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 3Q14 4Q14 1Q15 2Q15 3Q15 Net premium and discount balance Net premium and discount balance as % of stockholders' equity Weighted average three-month constant prepayment rate

20 20 Interest Rate and Liability Management Unaudited (1) Excludes forward starting swaps. Note: Net rates do not take into consideration other secured financing, Convertible Senior Notes, securitized debt of consolidated VIEs , participation sold or mortgages payable. (1) 159 141 149 149 147 2.27% 2.27% 2.02% 1.89% 1.84% 0.58% 0.61% 0.70% 0.76% 0.78% 0 40 80 120 160 200 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 3Q14 4Q14 1Q15 2Q15 3Q15 Weighted average days to maturity on repurchase agreements Weighted average net rate on interest rate swaps Weighted average rate on repurchase agreements

21 21 Hedging and Liabilities as of September 30, 2015 Unaudited, dollars in thousands (1)Notional amount includes $0.5 billion in forward starting pay fixed swaps, which settle in December 2015. (2)Excludes forward starting swaps. (3)Weighted average fixed rate on forward starting pay fixed swaps was 2.04%. (4)Weighted average years to maturity for futures positions are based off of the Treasury contracts cheapest to deliver. (5)Approximately 14% of the total repurchase agreements have a remaining maturity over one year.

22 22 Investment Securities and TBA Derivative Overview as September 30, 2015

23 23 Investment Securities and TBA Derivative Overview as of September 30, 2015 (cont’d) Unaudited, dollars in thousands

24 Quarter-Over-Quarter Interest Rate and MBS Spread Sensitivity Unaudited (1)Scenarios include Investment Securities and derivative instruments. (2)NAV represents book value of common equity. Assumptions: The interest rate sensitivity and spread sensitivity are based on the portfolios as of September 30, 2015 and June 30, 2015 The interest rate sensitivities reflect instantaneous parallel shifts in rates The spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk All tables assume no active management of the portfolio in response to rate or spread changes

Commercial Real Estate Overview as of September 30, 2015

Unaudited, dollars in thousands

	GAAP					Non-GAAP	
Debt Investments	**Number of Loans**	**Book Values (1)**	**% of Respective Portfolio**	**Weighted Avg LTV (2) (3)**	**Weighted Avg Maturity (years) (4)**	**Economic Interest (5)**	**Levered Return**
First Mortgages (including loans held for sale)	12	$ 797,900	44.5%	71.3%	2.68	$ 634,992	3.2%
Securitized Whole Loans at Amortized Cost	8	314,921	17.6%	76.0%	2.62	- (6)	-
Mezzanine Loan Investments	27	558,613	31.1%	79.0%	3.44	564,531	10.1%
Preferred Equity Investments	3	121,711	6.8%	92.0%	4.92	122,444	10.1%
Total Debt Investments	**50**	**$ 1,793,145**	**100.0%**	**76.0%**	**3.06**	**$ 1,321,967**	**6.8%**

Securitized Whole Loans at Fair Value and CMBS	**Number of Loans**	**Fair Value**	**% of Respective Portfolio**	**Weighted Avg LTV**	**Weighted Avg Maturity (years)**	**Economic Interest (5)**	**Levered Return**
Securitized Whole Loans at Fair Value	51	$ 2,565,909	89.0%	78.4%	7.28	$ - (6)	-
AAA CMBS	10	315,750	11.0%	32.2%	2.05	54,391	8.4%
B Piece CMBS	-	-	-	-	-	330,375	8.9%
Total Securitized Whole Loans at Fair Value and CMBS	**61**	**$ 2,881,659**	**100.0%**	**73.3%**	**6.70**	**$ 384,766**	**8.8%**

Equity Investments	**Number of Properties**	**Book Value**	**% of Respective Portfolio**	**Economic Interest (5)**	**Levered Return**
Real Estate Held for Investment	17	$ 231,260	76.7%	$ 95,300	13.1%
Investment in Unconsolidated Joint Ventures	8	70,187	23.3%	69,965	9.0%
Total Equity Investments	**25**	**$ 301,447**	**100.0%**	**$ 165,265**	**11.4%**
Total		**$ 4,976,251**		**$ 1,871,998**	**7.6%**

(1) Book values include unamortized net origination fees.
(2) Total weighted based on book value.
(3) Based on most recent third party appraisal, which may be prior to loan origination/purchase date, and on an "as is" basis at the time of underwriting.
(4) Maturity dates assume all of the borrowers' extension options are exercised.
(5) Economic interest represents the Company's levered net equity investment and does not include amounts related to participations sold or assets and liabilities of consolidated VIEs whereby the Company is not entitled to receive or obligated to make any form of payment.
(6) Economic interest in securitized whole loans is reflected in B Piece CMBS.

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6 26 Last Five Quarters Summary Data Unaudited, dollars in thousands (1)Includes consolidated VIEs and loans held for sale.

2 27 27 Last Five Quarters Summary Data (cont’d) Unaudited, dollars in thousands except per share amounts (1)Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding. (2)Excludes forward starting swaps. (3)Weighted average fixed rate on forward starting pay fixed swaps was 2.04%, 1.77%, 1.88%, 3.25% and 3.24% as of September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

28 28 Last Five Quarters Summary Data (cont’d)